BNP PARIBAS
y r ` Energy Commodities Export Project

Commodity-Irideced Transactions Group 787 Seventh Avenue, 30th Floor New York NY 10019

CONFIRMATION

February 22, 2006

Aurora Antrim North, LLC
Attn: Mike Ryan
4110 Copper Ridge, Suite 21 10
Traverse City, MI 49684

Facsimile No.: 231-933-0757

BNP Paribas Reference No.: 101168

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the tenns and conditions of the Transaction entered into between BNP Paribas ("BNP Paribas") and Aurora Antrim North, LLC on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2005 ISDA Commodity Definitions (as published by the International Swap and Derivatives Association, Imo,) (the "Commodity Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use all reasonable efforts to promptly negotiate, execute and deliver an agreement in the form of the 1992 ISDA Master Agreement or the 2002 ISDA Master Agreement (Multicurrency-Cross Border) (an "ISDA Master Agreement") to be dated as of February 21, 2006, with such modifications as you and we will agree. Upon the execution by you and us of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation, except as expressly modified below. Until we execute and deliver an ISDA Master Agreement, this Confirmation together with all other documents referring to the ISDA Master Agreement (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirrttation), shall supplement, form a part of, and be subject to an agreement in the form of an ISDA Master Agreement as if we had executed an agreement in such form (but without any Schedule and as expressly modified below) on the Trade Date of the first such Transaction between us, with the modifications contained herein. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

2. The terms of the particular transaction to which this Confirmation relates are as follows:

Transaction: Swap

Trade Date: February 21, 2006

Commodity: Natural Gas

Aurora Antrim North, LLC
February 22, 2006
BNP Paribas Ref No.: **101168**

Total Notional Quantity: 1,825,000 MMBTU ([illegible]

Notional Quantity Per Calculation Period: 5,000 MMBTU per day

Effective Date; April 1, 2006

Termination Date: March 31, 2007

Calculation Period(s): Each calendar month from and including the Effective Date **through** and including the Termination Date.

Settlement Date: The twenty-fifth calendar day of the month following each Calculation Period_

Rounding: Four decimal places

Business Day: New York

Commodity Business Day: New York

Business Day Convention: Following

Commodity Business Day Convention: Modified Following

Fixed Amount Details:

Fixed Price Payer: BNP Paribas

Fixed Price: UST] 8.5900 per MMBTU

Floes Amount Details:

Floating Price Payer: Aurora Antrim North, LLC

Floating Price: For each Calculation Period, the index price Mich Con city-gate under the **heading** "Upper Midwest" located in the "Market Center Spot Gas Prices" section in the 1" issue of Inside F.E.R.C.'s Gas Market Report.

3. **Calculation Agent; BNP** Paribas or as specified in the Agreement,
4. **Account Details:**

Payments to **BNP Paribas:**

Account for Payments: by deposit through the Fedwire to BNP Paribas, New York, for the account of CIT Operations, Account No. 0200-522200-USD-43478, ABA No. 026007689, Re: Aurora Antrim North, LLC Commodity Settlement.

Payments to Aurora Antrim North, LLC: To be provided by written notice

S. Offices:

The Offices of BNP PARIBAS for the purpose of this Transaction is New York; and

The Offices of Aurora Antrim North, LLC for the purpose of this Transaction is Michigan.

6. Documentation: This Transaction shall be subject to the modifications and elections to the ISDA Master Agreement as set forth below:

(a) "Specified Entity"

in relation to BNP Paribas for the purpose of:
Section 5(a)(v), None;
Section 5(a)(vi), None;
Section 5(a)(vii), None;
Section 5(b)(iv), None,

in relation to Aurora Antrim North, LLC for the purpose of:
Section 5(a)(v), its Affiliates;
Section 5(a)(vi), its Affiliates;
Section 5(a)(vii), its Affiliates;
Section 5(b)(iv), its Affiliates.

(b) Section 5(b)(iv) of the ISDA Master Agreement, "Credit Event Upon Merger," will apply;

(c) Loss and Second Method shall apply;

(d) US Dollars shall be the Termination Currency;

(e) the election in the 1992 ISDA Master Agreement that subparagraph (ii) of Section 2(c), Netting of Payments, will apply to Transactions;

(f) Section 5(a)(vi), Cross Default will apply to both parties;

(g) **"Threshold** Amount," as the term applies to Section 5(a)(vi) of the ISDA Master Agreement, shall be 3% **Shareholder's** equity for BNP Paribas **and** $500,000 for Aurora Antrim North, LLC; and

(h) For the purpose of Section 10(c) of this Agreement: Party A is a Multibranch Party and may act through the following Offices: Party A Head Office, all United States Branches, Tokyo, London, Hong Kong, Singapore, Sydney (AFSL 238043), Dublin and Grand Cayman; and Aurora Antrim North, LLC is not a Multibranch Party.

(I) The 1994 ISDA Credit Support Annex (the "Credit Support Annex") is incorporated herein by reference for this Transaction. This Transaction shall be subject to the modifications and elections under **paragraph** 13 of the Credit **Support** Annex as set forth in **Annex** 1.

7. **Other Provisions:**

(i) Material Adverse Change. It shall be an Additional Termination Event with respect to Aurora Antrim North, LLC, within the meaning of section 5(b)(v) of the ISDA Master Agreement, if it **undergoes** a material adverse change in its business, operations, financial condition, assets or properties which, in the opinion of BNP Paribas, affects its ability to perform any of its outstanding financial obligations under this Agreement, under any Transaction or otherwise. Aurora Antrim North, LLC shall be the Affected Party. All Transactions of Aurora Antrim North, LLC shall be Affected Transactions and BNP Paribas shall, at its option, designate an Early Termination Date.

(ii) **Breach of Covenants and or Events of Default in the Credit Agreement.** It shall be an Additional Termination Event, within the meaning of section 5(b)(v) of the ISDA Master Agreement, if at anytime, Aurora Antrim North, LLC breaches any "Covenants" or there occurs an "Event of Default" (as defined in the Credit Agreement) in the Credit Agreement. All Transactions of Aurora Antrim North, LLC shall be Affected Transactions and BNP Paribas shall, at its option, designate an Early Termination Date.

As used herein and **throughout** this Agreement, "Credit Agreement" means that certain Credit Agreement dated as of January 31, 2006, by and among Aurora Antrim North, L.L.C., as Borrower; Aurora Energy, Ltd. And Cadence Resources **Corporation,** as Guarantors; BNP Paribas, as Administrative Agent and Sole Lead Arranger and **Sole Bookrunner; and** each other Financial **Institutions** listed or named therein including but not limited to BNP Paribas, as Bank or Lender and all documents defined as or referred to as security, collateral or guaranty therein, such may from time to time be amended, modified or supplemented.

(iii) **Pan Passu Representation.** Aurora Antrim North, LLC represents, warrants and covenants, (said representation shall be covered by section 3(d) of the ISDA Master Agreement), that its obligations under this Agreement shall rank at all times ***pari-passe*** with any other senior secured Specified Indebtedness.

(iv) **Credit Support.** The Credit Support Document with respect to Aurora Antrim North, LLC is The Guaranty and Collateral Agreement dated as of January 31, 2006, made by Aurora Antrim North, LLC. The Credit Support Provider with respect to Aurora Antrim North, LLC is each of the Obligors as defined in the Guaranty and Collateral Agreement

(v) Credit **Support.** If, at anytime, BNP Paribas ceases to remain a Lender or party to the Credit Agreement (as defined above in 7(ii)), or if the indebtedness or debt is paid in full and the Credit Agreement is terminated and all liens and security interests securing Aurora Antrim North, LLC's obligations and indebtedness thereunder have been released or reassigned, or the obligation of this Transaction is no longer secured under the Credit Agreement, the 1994 Credit Support Annex with **modifications and** elections **in paragraph** 13 **attached hereto** as Annex 1 shall be incorporated into this Confirmation and shall become a Credit Support Document in relation to Aurora Antrim North, LLC.

8. Representations. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that

(i) **Non-Reliance.** It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its *own* judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of the Transaction_

(ii) **Evaluations and Understanding.** It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii) **Status of Parties.** The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.

(iv)Acting as Principal. It is acting as principal and not as agent or in any other capacity, fiduciary or **otherwise.**

(v) Eligible Contract Participant. Each party represents that it is an "Eligible Contract Participant" as defined in Section in (12) of the Commodity Exchange Act pursuant to the Commodity Futures Modernization Act of 2000 adopted by the Commodity Futures Trading Commission from *the* exchange trading and certain other requirements of the Commodity Exchange Act.

9. **Set-off.** Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under Section 6(e) of the ISDA Master Agreement, in circumstances where there is a Defaulting Party or an Affected Party where a Termination Event under Section 5(b)(iv) of the ISDA Master Agreement has occurred, will, at the option of the Payer but only if it is not the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced subject to the next sentence by its set-off against any amount(s) (each an "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee, or any Credit Support Provider of the Payee or any Affiliate of the Payee to the Payer irrespective of the currency, place of payment or booking office of the obligation under any other agreements(s) between the Payee and the Payer or any other instrument of the Payee, or any Credit Support Provider of the Payee or any Affiliate of the Payee held by the Payer (and the Other Agreement Amount will be discharged pro tanto). If any Other Agreement Amount that may be set-off pursuant to the preceding sentence at the time is not yet due, for purposes of the preceding sentence, instead of that full Other Agreement Amount, its present value on the date of the set-off shall be set-off if set-off of the fill amounts would constitutes a penalty, and that present value shall be determined by discounting the full Other Agreement Amount back from its scheduled due date to the date *of the set-off* at a rate determined by the Payer in a commercially reasonable manner. In these circumstances, the portion of the Other Agreement Amount obligation discharged by the set-off shall be the full amount whose present value was set-off. The Payer will give notice to the Payee of any set-off so effected.

For purposes of this provision, either the Early Termination Amount or the Other Agreement Amount (or the relevant part of such amounts) may be converted at the applicable prevailing spot exchange rate into the currency in which the other is denominated.

If an obligation is unascertained, the Payer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this paragraph shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of account, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

10. FOR PURPOSES OF ANY DISPUTE RELATING TO THE TRANSACTION COтMRMED HEREIN, THE PARTIES HEREBY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, AND AGREE THAT THE AGREEMENT EVIDENCED BY THIS CONFIRMATION SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and return to us by facsimile within 3 Business Days (for this purpose, Business Days refers to Business Days in the location of the recipient) either confirming agreement thereto or requesting a correction of any error(s) contained therein. Responses should be sent to:

BNP Paribas
787 Seventh Avenue, 3rd Floor
New York, NY 10019
Attn: CIT Confirmations
E-Mail: CITConfirmations@americas.bnpparibas.com
Telephone No. (212) 841-2179
Facsimile No. (212) 841-3934

We are delighted to *have agreed* to this Transaction with you.

Very truly yours,

BNP PARIBAS

By: ______________________ **By:** ______________________

Marisa Flood
Authorized Signatory

Confirmed as of the date
first above written;

AURORA ANTRIM NORTH, LLC

By:		By:	______________________
Name:	[illegible]	Name:	______________________
Title:	M K -	Title:	______________________

ANNEX 1

PARTY A: BNP PARIBAS SECURED PARTY

PARTY B: AURORA ANTRIM NORTH LLC

PARAGRAPH 13. ELECTION AND VARIABLES

(a) **Security Interest** for **"Obligations."** The term "Obligations" as used in this Annex includes the following additional obligations of the Pledgor: None.

(b) Credit **Support Obligations.**

(i) **Delivery Amount,** **Return Amount** and Credit **Support Amount.**

(A) **"Delivery Amount"** has the meaning specified in Paragraph 3(a).
(B) **"Return Amount"** has the meaning specified in **Paragraph 3(b).**

(C) "Credit **Support Amount"** will mean the higher of; (i) the amount calculated as **provided** in the definition of that term. in Paragraph 3 and (ii) the sum of the Pledger's Independent Amounts.

(ii) **Eligible Collateral.** The following items will qualify as **"Eligible Collateral"** *for* the party specified:

	Pledgor	Valuation Percentage
Cash	[X]	100%

(iii) **Other Eligible Support.** The following items will **qualify** as "Other Eligible **Support":** Not Applicable

(iv) **Thresholds.**

(A) **"Independent Amount"** for the Pledger means zero, unless otherwise specified in the Confirmation.

(B) **"Threshold"** for the Pledgor means zero

(C) **"Minimum Transfer Amount"** with respect to transfer of Eligible Credit **Support** by the Secured Party and the Pledgor means USD 10,000 (Ten Thousand US Dollar); provided however, the Minimum Transfer Amount with respect to the Pled gor and Secured Party shall be zero if an Event of Default or Termination Event has occurred or is continuing.

(D) **Rounding.** The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of USD10,000.00 (Ten Thousand US Dollars) respectively, provided ***however,*** the Delivery Amount and Return Amount shall be $1 if an Event of Default or Termination Event has occurred or is continuing.

(c) **Valuation and Timing.**

(i) **"Valuation Agent"** means the Secured Party.

(ii) **"Valuation Date** means each day designated as such by the Secured Party or the Pledgor by notice to the other party. To enable the Secured Party to make the calculations required in connection with a Valuation Date on that date, notice from the Pledgor designating a Valuation Date shall be given no later than 3:00 p.m., local time for the Valuation Agent, .on the Local Business Day before that Valuation Date in the city of the Valuation Agent.

(iii) "Valuation Time" means:
[ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

[X] the close of business in the city of the Valuation Agent on the Local Business Day in that city before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) **"Notification Time"** means 12:00 p.m., New York time, on a Local Business Day.

(v) **"Transfer Timing and Calculations.** Paragraphs 4(b) and 4(c) are hereby amended and restated in their entirety as set forth below.

(b) **Transfer Timing.** Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the Valuation Date; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day thereafter.

(c) **Calculations.** All calculations of Value and Exposure for purposes of Paragraphs 3 and **6(d)** will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the applicable Valuation Date (or in the case of Paragraph 6(d), the Local Business Day)."

(d) **Conditions Precedent and Secured Party's Rights and Remedies.** The following Termination Event(s) will be "Specified Conditions" for the Pledgor:

Illegality	[X]
Tax Event	[ )
Tax Event Upon Merger	[ ]
Credit Event Upon Merger	[X]
Additional Termination Event(s)	[X]

(e) Substitution.

(i) **"Substitution Date"** has the meaning specified in Paragraph 4(d)(ii), unless otherwise specified here: One Local Business Day for the Secured Party after the day specified in Paragraph 4(d)(ii).

(ii) **Consent.** If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): not applicable.

(f) **Dispute Resolution.**

(i) **"Resolution Time"** means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5, unless otherwise specified here: "Resolution Time" means 11:00 a.m., New York City time, on the Local Business Day for both parties following the date the Pledgor gives notice of a dispute pursuant to Paragraph 5,

(ii) **Value.** For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof.

(iii) **Mternative.** The provisions of Paragraph 5 will apply, unless an alternative dispute resolution procedure is specified here: not applicable.

(g) **Holding and Using Posted Collateral.**

(i) **Eligibility to Hold Posted Collateral; Custodians.** The Secured Party will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the Secured Party is not a **Defaulting** Party.

(ii) **Use of Posted Collateral.** The provisions of Paragraphs 6(c)(i) will apply.

(h) **Distributions and Interest Amount.**

(i) **Interest Rate.** The "Interest Rate" for each New York Banking Day means the opening rate for overnight Federal Funds in effect for such day as reported on Bloomberg, and for each other day, such rate on the next preceding New York Banking Day. i

(ii) **Transfer of Interest Amount.** The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

(iii) **Alternative to Interest Amount.** The provisions of Paragraph 6(d)(ii) will apply,

(iv) **"Interest Amount"** means with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day (but for these purposes, Posted Collateral will exclude any amount of interest calculated for any day within the relevant Interest Period not due to be transferred pursuant to Paragraph 6(d)(ii) and (h)(ii) hereof), determined by the Secured Party for each such day as follows:

(x) the amount of Cash on that day; multiplied by
(y) the Interest Rate in effect for that day; divided by
(z) 360

(1) **Additional Representation(s):** Not Applicable.

(j) **Other Eligible Support and Other Posted Support:** Not Applicable.

(k) **Demands and Notices.**

All demands, specifications and notices made under this Annex with respect to commodity transactions, will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

the Secured Party:

BNP Paribas
787 Seventh Avenue, 3rd floor
New York, New York 10019
Attention: Collateral Management Group
Facsimile No.: (212) 471-8038
Telephone: (212) 841-2878

(For all purposes with a copy to the address specified in each Confirmation to which the notice relates.)

All demands, specifications and notices made under this Annex with respect to all other transactions for the **Secured** Party, will be made pursuant to the Notices Section of this Agreement.

the Pledger: PLEASE SUPPLY roe. r*O fdE/LS* CiTv Ml 1/9 .O

[Address] 4U0 4'o2P,c2. 2 / * 4 * * * * Su. **E
Attention: &f4c.mm .DeN'a-u Facsimile No.: 2.31 - 9 3 3 - 2s7
Telephone: 231 7 8

(l) **Address for Transfers.**

With respect to commodity transactions, for Party A: as specified by notice.

With respect to the Pledgor: as specified by notice.

(m) **Other Provisions.**

(i) **Definition of Secured Party and Pledger.** the Secured Party and the Pledgor agree that, **notwithstanding** anything to the contrary in the recital to this Annex, Paragraph I (b), **Paragraph** 2 and the definitions in Paragraph 12, (A) this Annex is a Credit Support Document only with respect to Aurora Antrim North LLC (B) as used in this Annex, "Secured Party" always means 13NP Paribas and "Pledger" always means Aurora Antrim North LLC, (C) only the Pledger will be required to make Transfers of Eligible Credit Support hereunder and (D) only the Pledger makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in **Paragraph** 9.

(ii) **Valuation Agent's City.** For all purposes of this Annex, references to the Valuation Agent's city will be understood as references to New York City.

(iii) **Certain Distributions Received.** If a Secured Party receives or is deemed to receive Distributions on a day that is not a Local Business Day, or after it$ close of business on a Local Business Day, it will Transfer the Distributions to the Pledger on the second following Local Business bay, subject to Paragraph 4(a), but only to the extent contemplated in Paragraph 6(d)(i) in connection with Distributions received or deemed received on a Local Business Day.

(iv) **Taxes in Connection with Interest Amounts.** Notwithstanding anything to the contrary in this Agreement, the Secured Party does not make any Payer Tax Representation referred to in Section 3(e) of this Agreement with respect to any Interest Amount it is required to Transfer under this Annex, the Secured Party shall have no obligation to pay additional amounts in respect of Indemnifiable Taxes imposed with respect to any such Interest Amount, and payment to the Pledger of any such Interest Amount reduced by Taxes shall not constitute a Tax Event.

(v) Failure to Transfer. Paragraph 7(i) of this Annex is hereby modified to **apply** to failures to Transfer Other Eligible Support, as well as the iten s listed therein.